VZQTR20FIN

Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 30, 2026	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com
Verizon Delivers on 2025 Financial Guidance with Highest Quarterly Net Adds Since 2019
Strong Fourth-Quarter Results and 2026 Guidance Reflect Impact of Bold Actions and Beginning of Verizon's Turnaround

Key Highlights:

•More than 1 million total net additions across mobility and broadband, highest reported quarterly net additions since 2019, with 616,000 postpaid phone net additions
•Frontier acquisition expands fiber access to over 30 million homes and businesses, accelerating national mobility and broadband convergence strategy

NEW YORK, NY - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported fourth-quarter and full-year 2025 results, marking a critical inflection point for the company. Driven by a play to win mandate from CEO Dan Schulman, Verizon delivered its highest quarterly total mobility and broadband volumes since 2019, signaling the start of a comprehensive strategic turnaround.
“We are exiting 2025 with strong momentum, delivered by a team that is intensely focused on winning through healthy volumes and fiscally responsible growth,” said Verizon CEO Dan Schulman. “Our performance in the fourth quarter proves that we can grow by delighting our customers and building deep trust and loyalty. Verizon will no longer be a hunting ground for our competitors. The closing of our Frontier acquisition on January 20 is another pivotal step in

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VZQTR20FIN
our turnaround, significantly scaling our fiber footprint to over 30 million homes and businesses. In the past 100 days, there has been a true shift in mindset. We are increasing our speed of decision-making and transforming into a leaner, outcomes-oriented organization, one that delights our customers and delivers for our shareholders. This is a new Verizon and we will not settle for anything less than being the best.”
2025 Highlights
Consolidated Financial

•In 2025, earnings per share (EPS) was $4.06 and Adjusted EPS1, excluding special items, was $4.71.
•Total operating revenue was $138.2 billion in 2025 compared to $134.8 billion in 2024.
•Cash flow from operating activities was $37.1 billion in 2025 compared to $36.9 billion in 2024.
•Free cash flow1 was $20.1 billion in 2025 compared to $19.8 billion in 2024.
•In 2025, consolidated net income was $17.6 billion and consolidated adjusted EBITDA1 was $50.0 billion.
•Capital expenditures were $17.0 billion in 2025.

4Q 2025 Highlights
Consolidated Financial
•In fourth-quarter 2025, Verizon reported EPS of $0.55 and adjusted EPS1, excluding special items, of $1.09.
•Total operating revenue was $36.4 billion in fourth-quarter 2025.
•Consolidated net income for fourth-quarter 2025 was $2.4 billion and consolidated adjusted EBITDA1 was $11.9 billion.
•Verizon's total unsecured debt as of the end of fourth-quarter 2025 was $131.1 billion, compared to $117.9 billion at the end of fourth-quarter 2024. The company's net unsecured debt1 at the end of fourth-quarter 2025 was $110.1 billion compared to $113.7 billion at the end of the fourth-quarter 2024. At the end of fourth-quarter 2025, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 7.4 times and its net unsecured debt to consolidated adjusted EBITDA ratio1 was 2.2 times.

Mobility and Broadband

•In fourth-quarter 2025, Verizon reported total postpaid phone net additions of 616,000, up from 504,000 in fourth-quarter 2024, marking the best quarter of postpaid phone net additions since 2019.
•Wireless service revenue2 was $21.0 billion in fourth-quarter 2025, up 1.1 percent year-over-year.
•Wireless equipment revenue was $8.2 billion in fourth-quarter 2025, up 9.1 percent year-over-year.
•Verizon delivered 372,000 broadband net additions in fourth-quarter 2025.

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•Total fixed wireless access net additions were 319,000 in fourth-quarter 2025, bringing the base to over 5.7 million fixed wireless access subscribers.
•Verizon delivered 67,000 Fios internet net additions in fourth-quarter 2025, the highest fourth-quarter net additions since 2020.
•Upon the closing of the Frontier acquisition, Verizon now has over 16.3 million fixed wireless access and fiber broadband connections.

Outlook and Guidance
Schulman continued: “Verizon is at a critical inflection point. Our number one priority is to invest wisely and strategically into our business, so we maintain our network excellence and fully delight our customers. Our 2026 guidance reflects the beginning of our turnaround, and is a step function change from our past five-year historical average.”

All financial guidance includes the results of Frontier from January 20, 2026, the date of the closing of the acquisition.

Verizon does not provide a reconciliation for certain of the following adjusted (non-GAAP)
forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.

For 2026, Verizon expects the following:

•Total retail postpaid phone net additions of 750,000 to 1.0 million, which is approximately 2 to 3 times the 2025 reported result.
•Total mobility and broadband service revenue growth of 2.0 percent to 3.0 percent, equating to approximately $93 billion. Wireless service revenue growth will be approximately flat in 2026 as the company transitions to sustainable volume-based growth.
•Adjusted EPS1 of $4.90 to $4.95, or year-over-year growth of 4.0 percent to 5.0 percent, representing a significant acceleration compared to recent historical performance.
•Cash flow from operations of $37.5 billion to $38.0 billion.
•Capital expenditures of $16.0 billion to $16.5 billion. This includes a fiber build pace of at least 2.0 million passings in 2026.
•Free cash flow1 of $21.5 billion or more, growing approximately 7.0 percent or more from 2025, which will mark the highest free cash flow1 generated since 2020.

Verizon also amended and modernized its long term Mobile Virtual Network Operator (MVNO) agreement with Charter and Comcast, supporting continued profitable growth for all three parties. With these enhancements, Verizon has an even stronger relationship and a comprehensive agreement that will continue to serve Charter and Comcast customers with Verizon’s award-winning, premier wireless network.

1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Total wireless service revenue represents the sum of Consumer and Business segments. Reflects the reclassification of recurring device protection and insurance related plan revenues from other revenue into wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.

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VZQTR20FIN

Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $138.2 billion in 2025. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets,” "will" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives, network performance and quality, and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; our ability to implement business transformation initiatives and achieve their anticipated benefits; system failures and disruptions to our networks and operations and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; significant amount of outstanding debt; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to return capital to shareholders, including the amount, timing, and effect of share repurchases and dividends; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to obtain cost savings and other synergies and anticipated benefits of completed transactions within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Operating Revenues
Service revenues and other	$28,183	$28,166	0.1	$112,721	$111,571	1.0
Wireless equipment revenues	8,198	7,515	9.1	25,470	23,217	9.7
Total Operating Revenues	36,381	35,681	2.0	138,191	134,788	2.5

Operating Expenses
Cost of services	7,098	6,933	2.4	27,789	27,997	(0.7)
Cost of wireless equipment	9,380	8,581	9.3	28,976	26,100	11.0
Selling, general and administrative expense	10,380	8,240	26.0	33,818	34,113	(0.9)
Depreciation and amortization expense	4,519	4,506	0.3	18,349	17,892	2.6
Total Operating Expenses	31,377	28,260	11.0	108,932	106,102	2.7

Operating Income	5,004	7,421	(32.6)	29,259	28,686	2.0
Equity in earnings (losses) of unconsolidated businesses	3	(6)	*	—	(53)	*
Other income (expense), net	(185)	797	*	107	995	(89.2)
Interest expense	(1,759)	(1,644)	7.0	(6,694)	(6,649)	0.7
Income Before Provision For Income Taxes	3,063	6,568	(53.4)	22,672	22,979	(1.3)
Provision for income taxes	(615)	(1,454)	(57.7)	(5,064)	(5,030)	0.7
Net Income	$2,448	$5,114	(52.1)	$17,608	$17,949	(1.9)

Net income attributable to noncontrolling interests	$106	$109	(2.8)	$434	$443	(2.0)
Net income attributable to Verizon	2,342	5,005	(53.2)	17,174	17,506	(1.9)
Net Income	$2,448	$5,114	(52.1)	$17,608	$17,949	(1.9)

Basic Earnings Per Common Share
Net income attributable to Verizon	$0.55	$1.19	(53.8)	$4.06	$4.15	(2.2)
Weighted-average shares outstanding (in millions)	4,230	4,222		4,226	4,218

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$0.55	$1.18	(53.4)	$4.06	$4.14	(1.9)
Weighted-average shares outstanding (in millions)	4,236	4,227		4,231	4,223
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/25	12/31/24	$ Change

Assets
Current assets
Cash and cash equivalents	$19,048	$4,194	$14,854
Accounts receivable	28,347	27,261	1,086
Less Allowance for credit losses	1,250	1,152	98
Accounts receivable, net	27,097	26,109	988
Inventories	2,441	2,247	194
Prepaid expenses and other	8,336	7,973	363
Total current assets	56,922	40,523	16,399

Property, plant and equipment	337,991	331,406	6,585
Less Accumulated depreciation	228,524	222,884	5,640
Property, plant and equipment, net	109,467	108,522	945
Investments in unconsolidated businesses	785	842	(57)
Wireless licenses	157,039	156,613	426
Goodwill	22,841	22,841	—
Other intangible assets, net	10,458	11,129	(671)
Operating lease right-of-use assets	23,498	24,472	(974)
Other assets	23,248	19,769	3,479
Total assets	$404,258	$384,711	$19,547

Liabilities and Equity
Current liabilities
Debt maturing within one year	$18,618	$22,633	$(4,015)
Accounts payable and accrued liabilities	24,981	23,374	1,607
Current operating lease liabilities	4,542	4,415	127
Other current liabilities	14,229	14,349	(120)
Total current liabilities	62,370	64,771	(2,401)

Long-term debt	139,532	121,381	18,151
Employee benefit obligations	11,099	11,997	(898)
Deferred income taxes	48,717	46,732	1,985
Non-current operating lease liabilities	18,951	19,928	(977)
Other liabilities	17,848	19,327	(1,479)
Total long-term liabilities	236,147	219,365	16,782

Equity
Common stock	429	429	—
Additional paid in capital	13,372	13,466	(94)
Retained earnings	94,744	89,110	5,634
Accumulated other comprehensive loss	(1,727)	(923)	(804)
Common stock in treasury, at cost	(3,255)	(3,583)	328
Deferred compensation – employee stock ownership plans and other	897	738	159
Noncontrolling interests	1,281	1,338	(57)
Total equity	105,741	100,575	5,166
Total liabilities and equity	$404,258	$384,711	$19,547

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/25		12/31/24

Total debt	$158,150		$144,014
Unsecured debt	$131,083		$117,876
Net unsecured debt(1)	$110,053		$113,682
Unsecured debt / Consolidated Net Income (LTM)	7.4	x	6.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.2	x	2.3	x
Common shares outstanding end of period (in millions)	4,217		4,210
Total employees (‘000)(3)	89.9		99.6
Quarterly cash dividends declared per common share	$0.6900		$0.6775
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	$ Change

Cash Flows from Operating Activities
Net Income	$17,608	$17,949	$(341)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,349	17,892	457
Employee retirement benefits	1,025	(52)	1,077
Deferred income taxes	2,340	815	1,525
Provision for expected credit losses	2,349	2,338	11
Equity in losses of unconsolidated businesses, inclusive of dividends received	42	75	(33)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,320)	(2,278)	(42)
Other, net	(2,256)	173	(2,429)
Net cash provided by operating activities	37,137	36,912	225

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(17,011)	(17,090)	79
Acquisitions of wireless licenses	(450)	(900)	450
Other, net	801	(684)	1,485
Net cash used in investing activities	(16,660)	(18,674)	2,014

Cash Flows from Financing Activities
Proceeds from long-term borrowings	18,268	3,146	15,122
Proceeds from asset-backed long-term borrowings	9,338	12,422	(3,084)
Repayments of long-term borrowings and finance lease obligations	(11,352)	(11,854)	502
Repayments of asset-backed long-term borrowings	(8,437)	(8,490)	53
Dividends paid	(11,481)	(11,249)	(232)
Other, net	(1,949)	(1,075)	(874)
Net cash used in financing activities	(5,613)	(17,100)	11,487

Increase in cash, cash equivalents and restricted cash	14,864	1,138	13,726
Cash, cash equivalents and restricted cash, beginning of period	4,635	3,497	1,138
Cash, cash equivalents and restricted cash, end of period	$19,499	$4,635	$14,864
Footnote:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Operating Revenues
Service(1)	$20,248	$20,064	0.9	$80,912	$79,458	1.8
Wireless equipment	7,112	6,487	9.6	21,779	19,598	11.1
Other(1)	1,076	1,009	6.6	4,116	3,848	7.0
Total Operating Revenues	28,436	27,560	3.2	106,807	102,904	3.8

Operating Expenses
Cost of services	4,643	4,518	2.8	18,433	18,072	2.0
Cost of wireless equipment	7,942	7,227	9.9	23,930	21,259	12.6
Selling, general and administrative expense	5,474	5,473	—	20,643	20,537	0.5
Depreciation and amortization expense	3,480	3,438	1.2	14,173	13,552	4.6
Total Operating Expenses	21,539	20,656	4.3	77,179	73,420	5.1

Operating Income	$6,897	$6,904	(0.1)	$29,628	$29,484	0.5
Operating Income Margin	24.3%	25.1%		27.7%	28.7%

Segment EBITDA(2)	$10,377	$10,342	0.3	$43,801	$43,036	1.8
Segment EBITDA Margin(2)	36.5%	37.5%		41.0%	41.8%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(2) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/25	12/31/24	% Change

Connections (‘000):
Wireless retail				115,903	115,256	0.6
Wireless retail postpaid				95,678	95,118	0.6
Wireless retail postpaid phone				74,924	74,772	0.2
Wireless retail core prepaid(1)				19,169	18,843	1.7

Fios video				2,441	2,684	(9.1)
Fios internet				7,328	7,135	2.7

Fixed wireless access (FWA) broadband				3,407	2,714	25.5
Wireline broadband				7,451	7,300	2.1
Total broadband				10,858	10,014	8.4

Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	4,279	4,310	(0.7)	13,630	13,282	2.6
Wireless retail postpaid phone	2,679	2,324	15.3	8,311	7,505	10.7

Net Additions Detail (‘000):
Wireless retail	840	1,064	(21.1)	685	370	85.1
Wireless retail postpaid	818	1,130	(27.6)	581	1,345	(56.8)
Wireless retail postpaid phone	551	367	50.1	137	82	67.1
Wireless retail core prepaid(1)	109	65	67.7	343	2	*

Fios video	(53)	(60)	11.7	(243)	(267)	9.0
Fios internet	65	47	38.3	193	159	21.4

FWA broadband	209	216	(3.2)	693	846	(18.1)
Wireline broadband	56	35	60.0	151	110	37.3
Total broadband	265	251	5.6	844	956	(11.7)

Churn Rate:
Wireless retail	1.68%	1.64%		1.61%	1.62%
Wireless retail postpaid	1.21%	1.12%		1.15%	1.06%
Wireless retail postpaid phone	0.95%	0.88%		0.92%	0.83%
Wireless retail core prepaid(1)	3.73%	3.78%		3.63%	3.68%

Revenue Statistics (in millions):
Wireless service revenue(2)	$17,373	$17,170	1.2	$69,382	$67,951	2.1
Fios revenue	$2,921	$2,939	(0.6)	$11,678	$11,647	0.3

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(2)(3)	$147.36	$145.61	1.2	$147.31	$144.00	2.3
Wireless retail postpaid upgrade rate	5.0%	4.5%
Wireless retail postpaid accounts (‘000)(4)				32,384	32,794	(1.3)
Wireless retail postpaid connections per account(4)				2.95	2.90	1.7
Wireless retail core prepaid ARPU(5)	$32.90	$32.34	1.7	$32.52	$32.37	0.5
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Statistics presented as of end of period.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Operating Revenues
Enterprise and Public Sector	$3,331	$3,548	(6.1)	$13,534	$14,218	(4.8)
Business Markets and Other	3,569	3,438	3.8	13,581	13,099	3.7
Wholesale	466	518	(10.0)	1,954	2,214	(11.7)
Total Operating Revenues	7,366	7,504	(1.8)	29,069	29,531	(1.6)

Operating Expenses
Cost of services	2,306	2,415	(4.5)	9,203	9,742	(5.5)
Cost of wireless equipment	1,438	1,354	6.2	5,046	4,841	4.2
Selling, general and administrative expense	2,003	2,080	(3.7)	8,176	8,583	(4.7)
Depreciation and amortization expense	1,026	1,061	(3.3)	4,112	4,307	(4.5)
Total Operating Expenses	6,773	6,910	(2.0)	26,537	27,473	(3.4)

Operating Income	$593	$594	(0.2)	$2,532	$2,058	23.0
Operating Income Margin	8.1%	7.9%		8.7%	7.0%

Segment EBITDA(1)	$1,619	$1,655	(2.2)	$6,644	$6,365	4.4
Segment EBITDA Margin(1)	22.0%	22.1%		22.9%	21.6%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/25	12/31/24	% Change

Connections (‘000):
Wireless retail postpaid				31,027	30,819	0.7
Wireless retail postpaid phone				18,944	18,745	1.1

Fios video				47	54	(13.0)
Fios internet				413	401	3.0

FWA broadband				2,320	1,854	25.1
Wireline broadband				452	459	(1.5)
Total broadband				2,772	2,313	19.8

Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,534	1,617	(5.1)	6,154	6,328	(2.7)
Wireless retail postpaid phone	783	740	5.8	3,010	2,941	2.3

Net Additions Detail (‘000):
Wireless retail postpaid	11	283	(96.1)	280	1,010	(72.3)
Wireless retail postpaid phone	65	137	(52.6)	225	501	(55.1)

Fios video	(2)	(2)	—	(7)	(7)	—
Fios internet	2	4	(50.0)	12	16	(25.0)

FWA broadband	110	157	(29.9)	473	622	(24.0)
Wireline broadband	(3)	—	*	(7)	(1)	*
Total broadband	107	157	(31.8)	466	621	(25.0)

Churn Rate:
Wireless retail postpaid	1.64%	1.45%		1.58%	1.47%
Wireless retail postpaid phone	1.27%	1.08%		1.23%	1.10%

Revenue Statistics (in millions):
Wireless service revenue(1)	$3,589	$3,572	0.5	$14,321	$14,122	1.4
Fios revenue	$314	$314	—	$1,244	$1,252	(0.6)

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.6%	2.8%
Footnotes:
(1) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				12/31/25	12/31/24	% Change

Connections (‘000)
Retail				146,930	146,075	0.6
Retail postpaid				126,705	125,937	0.6
Retail postpaid phone				93,868	93,517	0.4
Retail core prepaid(1)				19,169	18,843	1.7

Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	% Change	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	% Change

Net Additions Detail (‘000)
Retail	851	1,347	(36.8)	965	1,380	(30.1)
Retail postpaid	829	1,413	(41.3)	861	2,355	(63.4)
Retail postpaid phone	616	504	22.2	362	583	(37.9)
Retail core prepaid(1)	109	65	67.7	343	2	*

Account Statistics
Retail postpaid accounts (‘000)(2)				34,496	34,849	(1.0)
Retail postpaid connections per account(2)				3.67	3.61	1.7
Retail postpaid ARPA(3)(6)	$170.61	$168.96	1.0	$170.62	$167.26	2.0
Retail core prepaid ARPU(4)	$32.90	$32.34	1.7	$32.52	$32.37	0.5

Churn Detail
Retail	1.67%	1.60%		1.61%	1.59%
Retail postpaid	1.32%	1.20%		1.25%	1.16%
Retail postpaid phone	1.02%	0.92%		0.98%	0.88%
Retail core prepaid(1)	3.73%	3.78%		3.63%	3.68%

Retail Postpaid Connection Statistics
Upgrade rate	4.4%	4.1%

Revenue Statistics (in millions)(5)
FWA revenue	$786	$611	28.6	$2,940	$2,139	37.4
Wireless service(6)	$20,962	$20,742	1.1	$83,703	$82,073	2.0
Wireless equipment	8,198	7,515	9.1	25,470	23,217	9.7
Wireless other(6)	1,085	953	13.9	4,116	3,598	14.4
Total Wireless	$30,245	$29,210	3.5	$113,289	$108,888	4.0
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
(5) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
(6) Reflects the reclassification of recurring device protection and insurance related plan revenues from Other revenue into Wireless service revenue in the first quarter of 2025. Where applicable, historical results have been recast to conform to the current period presentation.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 9/30/25	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25	3 Mos. Ended 12/31/24	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24

Consolidated Net Income	$2,448	$5,056	$5,121	$4,983	$5,114	$3,411	$4,702	$4,722
Add:
Provision for income taxes	615	1,471	1,488	1,490	1,454	891	1,332	1,353
Interest expense(1)	1,759	1,664	1,639	1,632	1,644	1,672	1,698	1,635
Depreciation and amortization expense(2)	4,519	4,618	4,635	4,577	4,506	4,458	4,483	4,445
Consolidated EBITDA	$9,341	$12,809	$12,883	$12,682	$12,718	$10,432	$12,215	$12,155

Add/(subtract):
Other (income) expense, net(3)	$185	$(92)	$(79)	$(121)	$(797)	$(72)	$72	$(198)
Equity in (earnings) losses of unconsolidated businesses	(3)	6	3	(6)	6	24	14	9
Severance charges	1,715	—	—	—	—	1,733	—	—
Asset and business rationalization	583	—	—	—	—	374	—	—
Acquisition and integration related charges	39	52	—	—	—	—	—	—
Legacy legal matter	—	—	—	—	—	—	—	106
	2,519	(34)	(76)	(127)	(791)	2,059	86	(83)
Consolidated Adjusted EBITDA	$11,860	$12,775	$12,807	$12,555	$11,927	$12,491	$12,301	$12,072
Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24

Consolidated Net Income	$17,608	$17,949
Add:
Provision for income taxes	5,064	5,030
Interest expense(1)	6,694	6,649
Depreciation and amortization expense(2)	18,349	17,892
Consolidated EBITDA	$47,715	$47,520

Add/(subtract):
Other income, net(3)	$(107)	$(995)
Equity in losses of unconsolidated businesses	—	53
Severance charges	1,715	1,733
Asset and business rationalization	583	374
Acquisition and integration related charges	91	—
Legacy legal matter	—	106
	2,282	1,271
Consolidated Adjusted EBITDA	$49,997	$48,791

Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	12/31/25		12/31/24

Debt maturing within one year	$18,618		$22,633
Long-term debt	139,532		121,381
Total Debt	158,150		144,014
Less Secured debt	27,067		26,138
Unsecured Debt	131,083		117,876
Less Equity credit for junior subordinated notes(1)	1,982		—
Less Cash and cash equivalents	19,048		4,194
Net Unsecured Debt	$110,053		$113,682
Consolidated Net Income (LTM)	$17,608		$17,949
Unsecured Debt to Consolidated Net Income Ratio	7.4	x	6.6	x
Consolidated Adjusted EBITDA (LTM)	$49,997		$48,791
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.2	x	2.3	x
Footnote:
(1) Represents a fifty percent equity credit related to junior subordinated notes outstanding.

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/25				3 Mos. Ended 12/31/24
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$0.55				$1.18
Amortization of acquisition-related intangible assets	$189	$(47)	$142	0.03	$191	$(51)	$140	0.03
Severance, pension and benefits charges (credits)	2,156	(533)	1,623	0.38	(668)	165	(503)	(0.12)
Asset and business rationalization	583	(144)	439	0.10	—	—	—	—
Acquisition and integration related charges	58	—	58	0.01	—	—	—	—
	$2,986	$(724)	$2,262	$0.53	$(477)	$114	$(363)	$(0.09)
Adjusted EPS				$1.09				$1.10
Footnote:
Adjusted EPS may not add due to rounding.

(dollars in millions, except per share amounts)
Unaudited	12 Mos. Ended 12/31/25				12 Mos. Ended 12/31/24
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$4.06				$4.14
Amortization of acquisition-related intangible assets	$760	$(192)	$568	0.13	$817	$(208)	$609	0.14
Severance, pension and benefits charges	2,156	(533)	1,623	0.38	1,201	(298)	903	0.21
Asset and business rationalization	583	(144)	439	0.10	374	(90)	284	0.07
Acquisition and integration related charges	110	—	110	0.03	—	—	—	—
Legacy legal matter	—	—	—	—	106	(27)	79	0.02
	$3,609	$(869)	$2,740	$0.65	$2,498	$(623)	$1,875	$0.44
Adjusted EPS				$4.71				$4.59
Footnote:
Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Net Cash Provided by Operating Activities	$37,137	$36,912	$37,475	$37,141	$39,539	$41,768
Capital expenditures (including capitalized software)	(17,011)	(17,090)	(18,767)	(23,087)	(20,286)	(18,192)
Free Cash Flow	$20,126	$19,822	$18,708	$14,054	$19,253	$23,576

Free Cash Flow Forecast
(dollars in millions)
12 Mos. Ended
Unaudited	12/31/26

Net Cash Provided by Operating Activities Forecast	$37,500 - 38,000
Capital expenditures forecast (including capitalized software)	(16,000 - 16,500)
Free Cash Flow Forecast	$21,500
Free Cash Flow Growth Forecast %	6.8%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24

Operating Income	$6,897	$6,904	$29,628	$29,484
Add Depreciation and amortization expense	3,480	3,438	14,173	13,552
Segment EBITDA	$10,377	$10,342	$43,801	$43,036
Year over year change %	0.3%		1.8%

Total operating revenues	$28,436	$27,560	$106,807	$102,904
Operating Income Margin	24.3%	25.1%	27.7%	28.7%
Segment EBITDA Margin	36.5%	37.5%	41.0%	41.8%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 12/31/25	3 Mos. Ended 12/31/24	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24

Operating Income	$593	$594	$2,532	$2,058
Add Depreciation and amortization expense	1,026	1,061	4,112	4,307
Segment EBITDA	$1,619	$1,655	$6,644	$6,365
Year over year change %	(2.2)%		4.4%

Total operating revenues	$7,366	$7,504	$29,069	$29,531
Operating Income Margin	8.1%	7.9%	8.7%	7.0%
Segment EBITDA Margin	22.0%	22.1%	22.9%	21.6%